Exhibit 99-1

NewLake Capital Partners Reports Fourth Quarter and Full-Year 2024 Financial Results;
Declared First Quarter 2025 Common Stock Dividend of $0.43 per Share

Fourth Quarter 2024 Revenue totaled $12.5 Million
Full Year 2024 Revenue totaled $50.1 Million, an increase of 6.0% Year-Over-Year
Fourth Quarter 2024 Net Income Attributable to Common Stockholders totaled $6.0 Million, Funds From Operations totaled $9.9 Million, and Adjusted Funds From Operations totaled $10.9 Million
Full Year 2024 Net Income Attributable to Common Stockholders totaled $26.1 Million, Funds From Operations totaled $41.3 Million, and Adjusted Funds From Operations totaled $43.7 Million

Conference Call and Webcast Scheduled for March 6, 2025 at 11 a.m. Eastern Time

New Canaan, CT, March 5, 2025 /GLOBE NEWSWIRE/ — NewLake Capital Partners, Inc. (OCTQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced its financial results for the fourth quarter and full year ended December 31, 2024, and declared its first quarter 2025 cash dividend.

“While 2024 was another challenging year for the cannabis industry, we delivered year-over-year growth across all the key financial metrics of our business. As a result, we increased our annual dividend to $1.70 per share, an 8.3% increase over 2023, underscoring our commitment to delivering value to shareholders,” stated, Anthony Coniglio, NewLake’s President and Chief Executive Officer. “These results, despite ongoing industry challenges, are a testament to the strength of our underwriting process and the capabilities of our team in proactively managing portfolio risks.”

Fourth Quarter 2024 Financial Highlights
Quarterly comparisons of revenue, net income, and Funds From Operations (“FFO”)(1) were affected by one-time non-cash revenue from tenant warrants received in the fourth quarter of 2023 and a subsequent impairment loss on the tenant warrants in the fourth quarter of 2024.
Comparison to the fourth quarter ended December 31, 2023:
◦Revenue totaled $12.5 million, as compared to $13.0 million, a decrease of approximately 3.9% year-over-year.
◦Net income attributable to common stockholders totaled $6.0 million, as compared to $7.0 million.
◦FFO totaled $9.9 million, as compared to $10.7 million, a decrease of approximately 6.9% year-over-year.
◦Adjusted funds from operations-diluted (“AFFO”)(1) totaled $10.9 million, as compared to $10.8 million, an increase of approximately 1.8% year-over-year.
◦Declared a fourth quarter dividend of $0.43 per share of common stock, an increase of approximately 7.5% year-over-year.

Full Year 2024 Financial Highlights
Comparison to the twelve months ended December 31, 2023:
◦Revenue totaled $50.1 million, as compared to $47.3 million, an increase of approximately 6.0% year-over-year.
◦Net income attributable to common stockholders totaled $26.1 million, as compared to $24.6 million.
◦FFO totaled $41.3 million, as compared to $39.3 million, an increase of approximately 5.1% year-over-year.
◦AFFO totaled $43.7 million, as compared to $40.7 million, an increase of approximately 7.5% year-over-year.
◦Cash and cash equivalents as of December 31, 2024, were $20.2 million, with approximately $11.0 million committed to fund future improvements.
◦For the twelve months ended December 31, 2024, the Company declared dividends of $1.70 per share of common stock, an increase of approximately 8.3% year-over-year.

Full Year 2024 Operational Highlights and Recent Developments
◦On November 19, 2024, the Company’s board of directors authorized an amendment to extended the stock repurchase program through December 31, 2026.
◦The Company entered into Equity Distribution Agreements (“EDAs”) with two investment banks for a $50 million At The Market Program.
◦During the year ended December 31, 2024, the Company purchased one cultivation facility in Connecticut for approximately $4.0 million and committed to fund approximately $12.0 million of improvements, of which approximately $11 million remains outstanding at December 31, 2024.
◦During the year ended December 31, 2024, the Company funded approximately $15.1 million of improvement allowances across four cultivation facilities.
◦On February 19, 2025, the Company purchased a dispensary in Ohio for approximately $276 thousand and committed to fund approximately $705 thousand for improvements. The property was subsequently leased to an existing tenant.
◦On March 4, 2025, the Company’s board of directors declared a first quarter 2025 dividend of $0.43 per share of common stock.
________________________________________________________________________________
(1) FFO and AFFO are presented on a dilutive basis.

Balance Sheet Highlights as of December 31, 2024:

◦Total liquidity of $102.6 million, consisting of cash and cash equivalents and availability under the Company’s revolving credit facility.
◦Gross real estate assets of $431.4 million.
◦1.6% debt to total gross assets of $483.8 million and a debt service coverage ratio of approximately 32.3x.
◦No debt maturities until May 2027.

2024 Investment Activity

Acquisitions

The following table presents the Company's investment activity for the twelve months ended December 31, 2024 (dollars in thousands):

Tenant	Market	Site Type	Closing Date	Acquisition
C3 Industries	Connecticut	Cultivation	May 7, 2024	$3,993
Total				$3,993

Real Estate Commitments

Improvement Allowances

The following table presents the funded commitments and the remaining unfunded commitments for the twelve months ended December 31, 2024 (dollars in thousands):

Tenant	Market	Site Type	Closing Date		Funded Commitments		Unfunded Commitments
Ayr Wellness, Inc.	Pennsylvania	Cultivation	June 30, 2022		$750		$—
C3 Industries	Connecticut	Cultivation	May 7, 2024		981		11,043
C3 Industries	Missouri	Cultivation	March 3, 2023	(1)	8,826		—
Mint	Arizona	Cultivation	June 24, 2021		4,588	(2)	—
Total					$15,145		$11,043
(1) Funded commitments and unfunded commitments related to the Missouri cultivation facility expansion project.
(2) Effective June 6, 2024, the lease agreement was amended to include an additional commitment of approximately $800 thousand, which was funded during the year ended December 31, 2024.

Condition of our Tenants
As disclosed in our 2023 Annual Report on Form 10-K, during the fourth quarter of 2023, the Company amended its leases with: a) Revolutionary Clinics, Inc (“Revolutionary Clinics”) as part of a restructuring of their business, their receipt of new third-party capital and new management; and b) Calypso Enterprises (“Calypso”) in connection with their sale to Canvas Acquisition Corporation. Both tenants experienced recent operating challenges impacting their ability to pay rent as described below.
Revolutionary Clinics
From June 2024 through December 2024, Revolutionary Clinics paid approximately 50% of its contractual rent. On December 13, 2024, Revolutionary Clinics entered into receivership. The Company is working closely with the receiver and the tenant to address this matter while reserving all rights under the lease agreement.
Due to Revolutionary Clinics receivership status, the Company conducted a qualitative assessment to evaluate impairment indicators for the warrants received as part of the 2023 restructuring. Based on this assessment, the Company recorded an impairment loss on the warrants of $522 thousand in the consolidated statement of operations.

Calypso Enterprises
For the months of September 2024 through December 2024, Calypso Enterprises did not pay the contractual rent due under its lease agreement. The Company held a rent escrow deposit equivalent to approximately six months of contractual rent, and applied approximately $1.2 million from this escrow deposit to cover the outstanding rent for this period. Additionally, as of September 2024, in accordance with the lease agreement, the Company suspended its obligation to fund the remaining improvement allowance of approximately $987 thousand until all outstanding rent is paid and the escrow deposit is replenished. The remaining balance of the escrow deposit as of December 31, 2024, was approximately $446 thousand. The Company is currently in discussion with the tenant to resolve the default and has reserved all rights under the lease agreement.

2024 Financing Activity

Revolving Credit Facility

As of December 31, 2024, the Company had $7.6 million in borrowings under the Revolving Credit Facility and $82.4 million in funds available to be drawn, subject to sufficient collateral in the borrowing base. The facility bears interest at a fixed rate of 5.65% for the first three years and thereafter a variable rate based upon the greater of (a) the Prime Rate quoted in the Wall Street Journal (Western Edition) (“Base Rate”) plus an applicable margin of 1.0% or (b) 4.75%.

The facility is subject to certain liquidity and operating covenants and includes customary representations and warranties, affirmative and negative covenants and events of default. As of December 31, 2024, the Company was in compliance with the financial covenants under the agreement.

Loan Payable
On January 3, 2024, the Company paid approximately $1.0 million of principal and interest on its loan payable to the seller of a cultivation facility in Chaffee, Missouri. This represents the final installment payment on the loan.

At the Market Equity Program
On June 10, 2024, the Company entered into an equity distribution agreement (the "EDA"), with on sales agent and established the Company’s At The Market (“ATM Program”). On November 20, 2024, the Company entered into a separate equity distribution agreement (together with the EDA, collectively, the “EDAs”) related to its ATM Program to add an additional sales agent. In accordance with the terms of the EDAs, the Company may offer and sell shares of its common stock having an aggregate offering amount of up to $50.0 million from time to time through a sales agent. As of December 31, 2024, no shares of common stock had been issued under the ATM Program.

Stock Repurchase Program
On November 19, 2024, the Company’s board of directors authorized an amendment to extend the Company’s existing stock repurchase program through December 31, 2026. The remaining availability under the stock repurchase program as of December 31, 2024 was approximately $8.2 million.

Dividend

On December 12, 2024, the Company’s board of directors declared a fourth quarter 2024 cash dividend of $0.43 per share of common stock, equivalent to an annualized dividend of $1.72 per share of common stock. The dividend was paid on January 15, 2025 to stockholders of record at the close of business on December 31, 2024 and represents an AFFO payout ratio of 83%.

For the year ended December 31, 2024, the Company’s board of directors declared an aggregate cash dividends of $1.70 per share of common stock and represents an annual AFFO payout ratio of 82%. The Company’s common stock dividend has increased each year since the Company’s initial public offering in 2021.

On March 4, 2025, the Company’s board of directors declared a first quarter 2025 cash dividend of $0.43 per share of common stock, equivalent to an annualized dividend of $1.72 per share of common stock. The dividend is payable on April 15, 2025 to stockholders of record at the close of business on March 31, 2025.

Conference Call and Webcast Details:

Management will host a conference call and webcast at 11:00 a.m. Eastern Time on March 6, 2025 to discuss its fourth quarter and full year 2024 financial results and answer questions about the Company's operational and financial highlights.

Event:	NewLake Capital Partners Inc. Fourth Quarter and Full Year 2024 Earnings Call
Date:	Thursday, March 6, 2025
Time:	11:00 a.m. Eastern Time
Live Call:	1-877-407-3982 (U.S. Toll-Free) or +1-201-493-6780 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1704902&tp_key=537301817f

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until March 20, 2025 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13751207.

About NewLake Capital Partners, Inc.

NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 33 properties comprised of 15 cultivation facilities and 18 dispensaries that are leased to single tenants on a triple-net basis. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “ongoing,” “plan,” “believe,” “intend,” “goal,” “project,” “continue” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Use of Non-GAAP Financial Information

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

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Contact Information:
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
NewLake Capital Partners, Inc.
lmeyer@newlake.com

Investor Contact:
Valter Pinto, Managing Director
KCSA Strategic Communications
Valter@KCSA.com
PH: (212) 896-1254

Media Contact:
Ellen Mellody
KCSA Strategic Communications
EMellody@KCSA.com
PH: (570) 209-2947

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31, 2024	December 31, 2023
Assets:

Real Estate
Land	$22,891	$21,397
Building and Improvements	408,552	390,911
Total Real Estate	431,443	412,308
Less Accumulated Depreciation	(44,709)	(31,999)
Net Real Estate	386,734	380,309
Cash and Cash Equivalents	20,213	25,843
In-Place Lease Intangible Assets, net	17,794	19,779
Loan Receivable, net (current expected credit loss $116 and $167, respectively)	4,884	4,833
Other Assets	1,911	2,528
Total Assets	$431,536	$433,292

Liabilities and Equity:

Liabilities:

Accounts Payable and Accrued Expenses	$1,515	$1,117
Revolving Credit Facility	7,600	1,000
Loan Payable, net	-	1,000
Dividends and Distributions Payable	9,246	8,385
Security Deposits	8,117	8,616
Rent Received in Advance	684	990
Other Liabilities	402	227
Total Liabilities	27,564	21,335

Commitments and Contingencies (Note 15)

Equity:

Preferred Stock, $0.01 Par Value, 100,000,000 Shares Authorized, 0 Shares Issued and Outstanding, respectively	-	-
Common Stock, $0.01 Par Value, 400,000,000 Shares Authorized, 20,514,583 and 20,503,520 Shares Issued and Outstanding, respectively	205	205
Additional Paid-In Capital	446,627	445,289
Accumulated Deficit	(50,067)	(40,909)

Total Stockholders' Equity	396,765	404,585

Noncontrolling Interests	7,207	7,372

Total Equity	403,972	411,957

Total Liabilities and Equity	$431,536	$433,292

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue:
Rental Income	$12,270	$12,704	$48,926	$46,341
Interest Income from Loans	134	131	533	521
Fees and Reimbursables	110	186	672	442
Total Revenue	12,514	13,021	50,131	47,304

Expenses:

Property Expenses	60	429	239	657
Depreciation and Amortization Expense	3,792	3,568	14,713	14,266
General and Administrative Expenses:
Compensation Expense	1,120	1,027	4,675	4,477
Professional Fees	387	376	1,506	1,361
Other General and Administrative Expenses	427	412	1,733	1,721
Total General and Administrative Expenses	1,934	1,815	7,914	7,559
Total Expenses	5,786	5,812	22,866	22,482

Provision for Current Expected Credit Loss	13	(167)	51	(167)
Impairment Loss on Warrants	(522)	—	(522)	—

Income From Operations	6,219	7,042	26,794	24,655

Other Income (Expense):
Other Income	92	141	354	747
Interest Expense	(177)	(95)	(565)	(379)
Total Other Income (Expense)	(85)	46	(211)	368

Net Income	6,134	7,088	26,583	25,023

Net Income Attributable to Noncontrolling Interests	(105)	(126)	(468)	(438)

Net Income Attributable to Common Stockholders	$6,029	$6,962	$26,115	$24,585

Net Income Attributable to Common Stockholders Per Share - Basic	$0.29	$0.34	$1.27	$1.16

Net Income Attributable to Common Stockholders Per Share - Diluted	$0.29	$0.34	$1.27	$1.16

Weighted Average Shares of Common Stock Outstanding - Basic	20,580,337	20,691,155	20,564,179	21,169,010

Weighted Average Shares of Common Stock Outstanding - Diluted	20,984,471	21,080,913	20,963,532	21,548,976

Non-GAAP Financial Information

Funds From Operations

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently and therefore the Company’s computation of FFO may not be comparable to such other REITs.

Adjusted Funds From Operations

The Company calculates AFFO by starting with FFO and adjusting for non-cash and certain non-recurring transactions, including non-cash components of compensation expense and the effect of provisions for credit losses. Other REITs may not define AFFO in the same manner and therefore the Company’s calculation of AFFO may not be comparable to such other REITs. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

The table below is a reconciliation of net income attributable to common stockholders to FFO and AFFO for the three and twelve months ended December 31, 2024 and 2023 (in thousands, except share and per share amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Net Income Attributable to Common Stockholders	$6,029	$6,962	$26,115	$24,585
Net Income Attributable to Noncontrolling Interests	105	126	468	438
Net Income	6,134	7,088	26,583	25,023

Adjustments:
Real Estate Depreciation and Amortization	3,788	3,568	14,695	14,266
FFO Attributable to Common Stockholders - Diluted	9,922	10,656	41,278	39,289
Impairment Loss on Warrants	522	—	522	—
Non-cash rental income - other	—	(522)	—	(522)
Provision for current expected credit loss	(13)	167	(51)	167
Stock-Based Compensation	452	379	1,674	1,439
Non-Cash Interest Expense	67	71	269	282
Amortization of Straight-Line Rent Expense	(1)	—	(3)	(1)
AFFO Attributable to Common Stockholders - Diluted	$10,949	$10,751	$43,689	$40,654

FFO per share - Diluted	$0.47	$0.51	$1.97	$1.82

AFFO per share - Diluted	$0.52	$0.51	$2.08	$1.89